CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G.                                                Herbert M.
Chapman                                                   Jacobi*
                                                         Of Counsel
                                                       * Not licensed
                                                         in Nevada
Sean P. Flanagan


                           December 12, 2000
Board of Directors
Bach-Hauser, Inc.
2801 W. Pacific Coast Hwy., #240
Newport Beach, CA 92663

Gentlemen;

We have acted as securities counsel for Bach-Hauser, Inc. (the "Company"). You have asked us to render this opinion to the Company.

You have advised that:

  1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

  2. Clayton Kass has acted and will continue to act as a consultant on behalf of the Company:

  3. In his capacity as a consultant, the above-named individual has provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

  4. The Company has agreed to issue its common stock to the above-named individual as compensation for his services on behalf of the Company.

  5. The shares to be issued to this individual are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

December 12, 2000
Page -2-



Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

Sincerely,


/s/ Chapman & Flanagan, Ltd.
Chapman & Flanagan, Ltd.